Exhibit 99.1

Verrica Pharmaceuticals Reports Third Quarter 2022 Financial Results

Reiterates expectation to resubmit NDA for VP-102 for Molluscum Contagiosum in Q1 2023

Part 1 of Phase 2 for VP-LTX-315 for Basal Cell Carcinoma on track to conclude Q1 2023

WEST CHESTER, PA – November 7, 2022 (GLOBE NEWSWIRE) – Verrica Pharmaceuticals Inc. (Verrica) (Nasdaq: VRCA), a dermatology therapeutics company developing medications for skin diseases requiring medical interventions, today announced financial results for the third quarter ended September 30, 2022.

“This quarter, we achieved significant progress in the transfer of our bulk material production to Piramal Pharma Solutions, and we are on track to resubmit our NDA for VP-102 for the treatment of molluscum contagiosum in the first quarter of 2023,” said Ted White, Verrica’s President and Chief Executive Officer. “We greatly appreciate the collaborative effort from the entire Piramal team, as well as their commitment to completing this technology transfer on an expedited basis. We continue to look forward to providing physicians and caregivers the potential first FDA-approved treatment option for molluscum, a disease impacting an estimated six million patients annually in the United States.”

Business Highlights and Recent Developments

VP-102

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In July 2022, Torii Pharmaceutical Co., Ltd. (“Torii”) dosed the first patient in its Phase 3 trial of VP-102 (referred to as TO-208 in Japan) for molluscum contagiosum in Japan, triggering an $8 million milestone payment from Torii to Verrica.

VP-LTX-315

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Verrica continued to progress its Phase 2 clinical trial of VP-LTX-315, a potentially first-in-class oncolytic peptide immunotherapy, for the treatment of basal cell carcinoma. The Phase 2 trial is a three-part, open-label, multicenter, dose-escalation, proof-of-concept study with a safety run-in designed to assess the safety, pharmacokinetics, and efficacy of VP-LTX-315 when administered intratumorally to adults with biopsy-proven basal cell carcinoma. Part 1 (safety and dose escalation) is expected to conclude in Q1 2023.

Financial Results

Third Quarter 2022 Financial Results

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Verrica recognized license revenues of $8.3 million for the three months ended September 30, 2022 and no license revenue for the same period in 2021 related to the Collaboration and License Agreement (the “Torii Agreement”) with Torii for supplies and development activity with Torii.

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Research and development expenses were $2.9 million in the third quarter of 2022, compared to $3.8 million for the same period in 2021. The decrease was primarily attributable to a reduction of Chemistry, Manufacturing and Controls (CMC) and clinical costs related to our development of VP-102 for molluscum contagiosum, external genital warts and common warts and reduction in compensation due to reduction in headcount.

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General and administrative expenses were $3.9 million in the third quarter of 2022, compared to $8.0 million for the same period in 2021. The decrease was primarily a result of higher expenses in the prior year related to pre-commercial activities for VP-102 and reduction in compensation costs due to reduction in headcount.

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For the third quarter of 2022, net income on a GAAP basis was $83 thousand, or $0.00 per share (basic and diluted), compared to a net loss of $12.8 million, or $0.47 per share, for the same period in 2021.

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For the third quarter of 2022, non-GAAP net income was $2.9 million, or $0.07 per share (basic and diluted), compared to a non-GAAP net loss of $11.0 million, or $0.40 per share, for the same period in 2021.

Year-to-Date September 2022 Financial Results

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Verrica recognized license revenues related to the Torii Agreement of $9.0 million for the nine months ended September 30, 2022 compared to $12.0 million for the same period in 2021. The current period license revenue was related to an $8.0 million milestone payment and $1.0 million related to Torii’s purchase of supplies and reimbursement for development activities. License revenue for the nine months ended September 30, 2021 comprised of $0.5 million received in December 2020, and an $11.5 million up-front payment paid in April 2021, pursuant to the exercise of the license option on March 17, 2021 per the Torii Agreement.

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Research and development expenses were $9.8 million for the nine months ended September 30, 2022, compared to $12.6 million for the same period in 2021. The decrease was primarily attributable to one-time payments of $2.3 million and $1.0 million to Lytix upon the achievement of regulatory milestones for LTX-315, during the nine months ended September 30, 2021 and 2022, respectively, as well as decreased CMC and clinical costs related to Verrica’s development of VP-102 for molluscum contagiosum, external genital warts, and common warts in 2021.

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General and administrative expenses were $14.2 million for the nine months ended September 30, 2022, compared to $21.9 million for the same period in 2021. The decrease was primarily a result of a decrease in expenses related to pre-commercial activities for VP-102 and reduction in compensation costs due to reduction in headcount.

•	For nine months ended September 30, 2022, net loss on a GAAP basis was $18.6 million, or $0.58 per share, compared to a net loss of $25.5 million, or $0.95 per share, for the same period in 2021.

•	For nine months ended September 30, 2022, non-GAAP net loss was $12.7 million, or $0.40 per share, compared to a non-GAAP net loss of $19.8 million, or $0.73 per share, for the same period in 2021.

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As of September 30, 2022, Verrica had aggregate cash, cash equivalents, marketable securities and restricted cash of $39.5 million. The Company believes that its existing cash, cash equivalents and marketable securities as of September 30, 2022, will be sufficient to support planned operations into the third quarter of 2023.

Non-GAAP Financial Measures

In evaluating the operating performance of its business, Verrica’s management considers non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude stock-based compensation charges, non-cash interest expense and loss on debt extinguishment that are required by GAAP. Verrica believes that non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Verrica believes may not be indicative of its operating performance, because either they are unusual and Verrica does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share have been reconciled to the nearest GAAP measure in the tables following the financial statements in this press release.

About VP-102

Verrica’s lead product candidate, VP-102, is a proprietary drug-device combination product that contains a GMP-controlled formulation of cantharidin (0.7% w/v) delivered via a single-use applicator that allows for precise topical dosing and targeted administration. VP-102 could potentially be the first product approved by the FDA to treat molluscum contagiosum — a common, highly contagious skin disease that affects an estimated six million people in the United States, primarily children. Upon submission of the NDA for VP-102, Verrica intends to seek approval to market VP-102 in the United States under the brand name YCANTH™. In addition, Verrica has successfully completed a Phase 2 study of VP-102 for the treatment of common warts and a Phase 2 study of VP-102 for the treatment of external genital warts.

About Molluscum Contagiosum (Molluscum)

There are currently no FDA-approved treatments for molluscum, a highly contagious viral skin disease that affects approximately six million people — primarily children — in the United States. Molluscum is caused by a pox virus that produces distinctive raised, skin-toned-to-pink-colored lesions that can cause pain, inflammation, itching and bacterial infection. It is easily transmitted through direct skin-to-skin contact or through fomites (objects that carry the disease like toys, towels or wet surfaces) and can spread to other parts of the body or to other people, including siblings. The lesions can be found on most areas of the body and may carry substantial social stigma. Without treatment, molluscum can last for an average of 13 months, and in some cases, up to several years.

About Verrica Pharmaceuticals Inc.

Verrica is a dermatology therapeutics company developing medications for skin diseases requiring medical interventions. Verrica’s late-stage product candidate, VP-102, is in development to treat molluscum, common warts and external genital warts, three of the largest unmet needs in medical dermatology. Verrica is also developing VP-103, its second cantharidin-based product candidate, for the treatment of plantar warts. The Company has also entered a worldwide license agreement with Lytix Biopharma AS to develop and commercialize LTX-315 for dermatologic oncology conditions. For more information, visit www.verrica.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Verrica’s current beliefs and expectations. These forward-looking statements include expectations regarding the Company’s expectations with regard to the satisfaction of the CRL for VP-102, the technology transfer to Piramal, the timing of the resubmission of the NDA for VP-102, the clinical development of VP-102 for additional indications, the timing of clinical trial completion for VP-LTX-315 and Verrica’s cash, cash equivalents, marketable securities and restricted cash being sufficient to support planned operations into the third quarter of 2023. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, Verrica’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in Verrica’s Annual Report on Form 10-K for the year ended December 31, 2021 and other filings Verrica makes with the U.S. Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and are based on information available to Verrica as of the date of this release, and Verrica assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

VERRICA PHARMACEUTICALS INC.

Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
License revenues	$8,319	$—	$8,964	$12,000
Operating expenses:
Research and development	2,946	3,763	9,833	12,572
General and administrative	3,925	8,005	14,216	21,866

Total operating expenses	6,871	11,768	24,049	34,438

Income (loss) from operations	1,448	(11,768)	(15,085)	(22,438)
Interest income	148	31	190	96
Interest expense	(81)	(1,092)	(2,172)	(3,198)
Loss on extinguishment of debt	(1,437)	—	(1,437)	—
Other income (expense)	5	—	(51)	—

Net income (loss)	$83	$(12,829)	$(18,555)	$(25,540)

Net income(loss) per share, basic and diluted
Basic	$0.00	$(0.47)	$(0.58)	$(0.95)

Diluted	$0.00	$(0.47)	$(0.58)	$(0.95)

Weighted average common shares outstanding
Basic	40,304,923	27,516,477	31,827,844	26,884,527

Diluted	44,656,172	27,516,477	31,827,844	26,884,527

VERRICA PHARMACEUTICALS INC.

Selected Balance Sheet Data

(unaudited, in thousands)

	September 30, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$39,454	$70,354
Prepaid expenses and other assets	3,941	3,974

Total current assets	43,395	74,328

PP&E, lease right of use asset, other	5,752	5,797

Total assets	$49,147	$80,125

Total liabilities	4,382	47,520
Total stockholders’ equity	44,765	32,605

Total liabilities and stockholders’ equity	$49,147	$80,125

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except share and per share data)

	Three Months Ended September 30, 2022
	Income from Operations	Net income	Net income per share (basic and diluted)
GAAP	$1,448	$83	$0.00
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	1,064	1,064
Stock-based compensation - Research & Development (a)	349	349
Loss on debt extinguishment		1,437

Adjusted	$2,861	$2,933	$0.07

	Three Months Ended September 30, 2021
	Loss from Operations	Net loss	Net loss per share
GAAP	$(11,768)	$(12,829)	$(0.47)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	1,054	1,054
Stock-based compensation - Research & Development (a)	427	427
Non-cash interest expense (b)		351

Adjusted	$(10,287)	$(10,997)	$(0.40)

VERRICA PHARMACEUTICALS INC.

Reconciliation of Non-GAAP Financial Measures (unaudited)

(in thousands except share and per share data)

	Nine Months Ended September 30, 2022
	Loss from Operations	Net loss	Net loss per share
GAAP	$(15,085)	$(18,555)	$(0.58)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	2,709	2,709
Stock-based compensation - Research & Development (a)	1,105	1,105
Loss on debt extinguishment	—	1,437
Non-cash interest expense (b)	—	633

Adjusted	$(11,271)	$(12,671)	$(0.40)

	Nine Months Ended September 30, 2021
	Loss from Operations	Net loss	Net loss per share
GAAP	$(22,438)	$(25,540)	$(0.95)
Non-GAAP Adjustments:
Stock-based compensation - Selling, General & Admin (a)	3,582	3,582
Stock-based compensation - Research & Development (a)	1,150	1,150
Non-cash interest expense (b)	—	1,058

Adjusted	$(17,706)	$(19,750)	$(0.73)

(a)

The effects of non-cash stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions. We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how management internally manages the business.

(b)

The effects of non-cash interest charges are excluded. We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how management internally manages the business.

FOR MORE INFORMATION, PLEASE CONTACT:

Investors:

Terry Kohler

Chief Financial Officer

484.453.3296

info@verrica.com